SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)    August 31, 2000

                    TOSCO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-7910 (Commission File Number)	95-1865716 (IRS Employer ID Number)

1700 East Putnam Road, Suite 500, Old Greenwich, Connecticut     06902

(Address of principal executive offices)                                              (Zip Code)

Registrant's Telephone Number, including area code:   (203) 698-7500

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

            On August 31, 2000, pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) dated as of August 4, 2000, as amended, by and between Tosco Corporation (the “Company”) and Ultramar Diamond Shamrock Corporation (“UDS”), the Company sold to UDS the Avon Refinery and related assets located in Contra Costa County, California for a sales price of $650 million cash at closing, together with approximately $149 million of related crude oil and other hydrocarbon inventories. In addition, the Company will be entitled to contingent payments totaling up to $150 million during the next eight years in the event that refining margins exceed certain defined levels.

             The sales price and all negotiations relating to the transaction were on an arm's length basis.

             The foregoing description of the sale is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(b)   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is based on the historical financial statements of Tosco, adjusted to give effect to the sale of the Avon Refinery and related assets (the “Avon Sale”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 assumes the Avon Sale occurred on June 30, 2000. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 1999 and six-months ended June 30, 2000 assume the Avon Sale occurred on December 31, 1998. The unaudited pro forma financial information does not purport to represent Tosco’s actual results had the Avon Sale, and events assumed therein, in fact occurred on the dates specified nor are they necessarily indicative of the results of operations that may be achieved in the future.

The pro forma financial information should be read in conjunction wth the historical financial statements included in Tosco's Annual Report on Form 10-K for the year ended December 31, 1999. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may differ from the estimates and assumptions used.

TOSCO CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2000
(In Millions)

                                                                        Pro Forma
                                                         Historical    Adjustments     Pro Forma

ASSETS
Current assets:
  Cash, cash equivalents, marketable securities,
   and deposits                                            $111.2        $342.6 A        $453.8
  Inventories, net                                        1,777.4        (137.0)A       1,640.4
  Trade accounts receivable, prepaid expenses,
   and other current assets                                 623.9         (14.1)A         609.8
                                                        ----------      --------       ---------
          Total current assets                            2,512.5         191.5         2,704.0

  Property, plant, and equipment, net                     4,601.2        (523.7)A       4,077.5
  Other deferred charges and assets                         948.4         (41.8)A         906.6
                                                        ----------      --------       ---------
                                                         $8,062.1       $(374.0)       $7,688.1
                                                        ==========      ========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $1,281.6           $-         $1,281.6
  Accrued expenses and other current liabilities            940.1          19.5 A         959.6
                                                        ----------      --------       ---------
          Total current liabilities                       2,221.7          19.5         2,241.2

Long-term debt and revolving credit facility              2,467.5        (415.0)A       2,052.5
Other liabilities                                           756.2          (7.2)A         749.0
                                                        ----------      --------       ---------
          Total liabilities                               5,445.4        (402.7)        5,042.7
                                                        ----------      --------       ---------
Trust Preferred Securities                                  300.0                         300.0
                                                        ----------      --------       ---------

Shareholders' equity                                      2,316.7          28.7 A       2,345.4
                                                        ----------      --------       ---------
                                                         $8,062.1       $(374.0)       $7,688.1
                                                        ==========      ========       =========

See accompanying notes to the unaudited pro forma financial information.

TOSCO CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
SIX-MONTHS ENDED JUNE 30, 2000
(In Millions, Except Per Share Data)

                                                                        Pro Forma
                                                         Historical    Adjustments     Pro Forma

Sales                                                   $10,224.9       $(665.8)B      $9,559.1

Cost of sales                                            (9,447.9)        626.7 B      (8,821.2)
Depreciation and amortization                              (165.2)         25.5 B        (139.7)
Selling, general, and administrative expenses              (159.3)                       (159.3)
Interest expense, net                                       (74.4)         27.4 C         (47.0)
                                                        ----------      --------       ---------
Income before income taxes and distributions on Trust
  Preferred Securities                                      378.1          13.8           391.9
Income taxes                                               (153.1)         (5.7)D        (158.8)
                                                        ----------      --------       ---------
Income before distributions on Trust Preferred Securities   225.0           8.1           233.1
Distributions on Trust Preferred Securities, net of income
  tax benefit                                                (5.1)                         (5.1)
                                                        ----------      --------       ---------
Net income                                                 $219.9          $8.1          $228.0
                                                        ==========      ========       =========
Basic earnings per share                                    $1.52                         $1.53
                                                        ==========                     =========
Diluted earnings per share                                  $1.44                         $1.46
                                                        ==========                     =========

See accompanying notes to the unaudited pro forma financial information.

TOSCO CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999
(In Millions, Except Per Share Data)

                                                                        Pro Forma
                                                         Historical    Adjustments     Pro Forma

Sales                                                   $14,362.1       $(703.2)E     $13,658.9

Cost of sales                                           (13,103.3)        666.6 E     (12,436.7)
Depreciation and amortization                              (308.4)         51.9 E        (256.5)
Special items:
  Inventory recovery                                        240.0                         240.0
  Restructuring recovery                                      2.1          (2.1)E
  Avon Refinery start-up costs                              (43.1)         43.1 E
  Gain on sale of retail assets in non-core markets          40.5                          40.5
Selling, general, and administrative expenses              (305.2)                       (305.2)
Interest expense, net                                      (118.8)         54.6 F         (64.2)
                                                        ----------      --------       ---------
Income before income taxes and distributions on Trust
  Preferred Securities                                      765.9         110.9          876.8
Income taxes                                               (314.0)        (45.5)G       (359.5)
                                                        ----------      --------       ---------
Income before distributions on Trust Preferred Securities   451.9          65.4          517.3
Distributions on Trust Preferred Securities, net of income
  tax benefit                                               (10.2)                       (10.2)
                                                        ----------      --------       ---------
Net income                                                 $441.7         $65.4         $507.1
                                                        ==========      ========       =========
Basic earnings per share                                    $2.97                        $3.41
                                                        ==========                     =========
Diluted earnings per share                                  $2.83                        $3.24
                                                        ==========                     =========

See accompanying notes to the unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000

A	Adjustment to record the sale of the Avon Refinery and related assets to Ultramar Diamond Shamrock Corporation (“UDS”) and the use of proceeds received to paydown long-term debt and revolving credit facilities. As a condition of the sale, Tosco was required to retire/defease the outstanding principal balance of its First Mortgage Bonds that are collateralized by the Avon Refinery and certain related assets.

The Avon Sale was consummated on August 31, 2000. This pro forma adjustment assumes that the sale occurred on June 30, 2000. As a result, the pro forma adjustments to Tosco’s historical June 30, 2000 balance sheet do not purport to be indicative of the actual effect of the Avon Sale on Tosco’s balance sheet.

Unaudited Pro Forma Condensed Consolidated Income Statement
Six-Months Ended June 30, 2000

B	Adjustment to remove the results of operations related to Tosco's ownership of the Avon Refinery and related assets.

C	Adjust net interest expense based on the reduced pro forma long-term debt and revolving credit facility balances and record interest income earned on the cash received from UDS that is assumed invested in marketable securities.

D	Adjustment to record income tax impact on the pro forma adjustments B and C at Tosco's fiscal year 2000 effective income tax rate of 40.5%.

Unaudited Pro Forma Condensed Consolidated Income Statement
Year Ended December 31, 1999

E	Adjustment to remove the results of operations related to Tosco's ownership of the Avon Refinery and related assets.

F	Adjust net interest expense based on the reduced pro forma long-term debt and revolving credit facility balances and record interest income earned on the cash received from UDS that is assumed invested in marketable securities.

G	Adjustment to record income tax impact on the pro forma adjustments E and F at Tosco's fiscal year 1999 effective income tax rate of 41.0%.

(c)   Exhibits

Exhibit Number              Description

2	Asset Purchase and Sale Agreement dated as of August 4, 2000 by and between Tosco Corporation and Ultramar Diamond Shamrock Corporation, as amended by Amendment No. 1.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOSCO CORPORATION By: /s/ Wilkes McClave Name: Wilkes McClave Title: Senior Vice President

Dated: September 15, 2000

Exhibit Number	Description	Page

2	Asset Purchase and Sale Agreement dated as of August 4, 2000 by and between Tosco Corporation and Ultramar Diamond Shamrock Corporation, as amended by Amendment No. 1.